UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 25, 2016

EXPRESS SCRIPTS HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-35490	45-2884094
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO		63121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 314-996-0900

No change since last report

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

(a) Supplemental Indentures

On February 25, 2016, Express Scripts Holding Company (the “Company”), certain subsidiaries of the Company named therein (the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), entered into a Sixteenth Supplemental Indenture (the “Sixteenth Supplemental Indenture”) to the Indenture dated November 21, 2011 (the “Base Indenture”), among the Company, certain subsidiaries of the Company named therein and the Trustee, relating to the Company’s 3.300% Senior Notes due 2021 (the “2021 Notes”). $500 million aggregate principal amount of the 2021 Notes were sold in a public offering pursuant to the Company’s Registration Statement on Form S-3 (No. 333-196442), as amended (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”). The Sixteenth Supplemental Indenture includes the form of the 2021 Notes. The 2021 Notes will pay interest semiannually on February 25 and August 25, beginning on August 25, 2016 at a rate of 3.300% per annum until February 25, 2021.

On February 25, 2016, the Company, the Subsidiary Guarantors and the Trustee, entered into a Seventeenth Supplemental Indenture (the “Seventeenth Supplemental Indenture”) to the Base Indenture, relating to the Company’s 4.500% Senior Notes due 2026 (the “2026 Notes” and, together with the 2021 Notes, the “Notes”). $1,500 million aggregate principal amount of the 2026 Notes were sold in a public offering pursuant to the Registration Statement. The Seventeenth Supplemental Indenture includes the form of the 2026 Notes. The 2026 Notes will pay interest semiannually on February 25 and August 25, beginning on August 25, 2016 at a rate of 4.500% per annum until February 25, 2026.

The Company intends to use a portion of the net proceeds from the sale of the Notes to fund the purchase price and accrued and unpaid interest for the Company’s previously announced tender offer to purchase for cash any and all of the 3.125% Senior Notes due 2016 issued by Express Scripts, Inc. (the “Tender Notes”), and to fund the redemption price and accrued and unpaid interest for any of the Tender Notes that remain outstanding after the completion or termination of the tender offer. The Company intends to use the remaining proceeds to fund repurchases of its common stock pursuant to its share repurchase program and for general corporate purposes. Repurchases of the Company’s common stock may be made pursuant to open market transactions, block trades, privately negotiated transactions, accelerated share repurchase programs or other means or a combination of the aforementioned. Pending such uses, the proceeds of the offering will be held in the form of U.S. Treasury securities and other highly liquid instruments.

(b) Underwriting Agreement

On February 22, 2016, the Company and the Subsidiary Guarantors entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC , as representatives of the several Underwriters listed on Schedule A thereto, relating to the sale by the Company of the Notes.

Some of the underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company and its affiliates, for which they have received or will receive compensation. An affiliate of the trustee acted as an underwriter in connection with the issuance of the Notes.

The Underwriting Agreement is filed herewith as Exhibit 1.1, the Sixteenth Supplemental Indenture is filed herewith as Exhibit 4.1 and the Seventeenth Supplemental Indenture is filed herewith as Exhibit 4.2. The descriptions of the Underwriting Agreement, the Sixteenth Supplemental Indenture and the Seventeenth Supplemental Indenture herein are qualified by reference thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01(a) above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

In reviewing the Underwriting Agreement included as Exhibit 1.1 to this report, please remember it is included to provide you with information regarding its terms and is not intended to provide any other factual disclosure information about the Company or the other parties to the agreement. The Underwriting Agreement contains representations and warranties by each of the parties to the agreement. These representations and warranties have been made solely for the benefit of the other parties to the agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this report and the Company’s other public filings, which are available without charge through the Commission’s website at http://www.sec.gov.

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 22, 2016, among the Company, the Subsidiary Guarantors party thereto and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.

4.1	Sixteenth Supplemental Indenture, dated as of February 25, 2016, among the Company, the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

4.2	Seventeenth Supplemental Indenture, dated as of February 25, 2016, among the Company, the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS HOLDING COMPANY

Date: February 25, 2016	By:	/s/ Martin P. Akins
		Name:	Martin P. Akins
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 22, 2016, among the Company, the Subsidiary Guarantors party thereto and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.

4.1	Sixteenth Supplemental Indenture, dated as of February 25, 2016, among the Company, the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

4.2	Seventeenth Supplemental Indenture, dated as of February 25, 2016, among the Company, the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).